UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2004

AMERIPATH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22313	65-0642485
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7289 Garden Road Suite 200 Riviera Beach, Florida	33404
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (561) 712-6200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 3, 2004, AmeriPath, Inc., a Delaware corporation (the “Company”), entered into and simultaneously closed an Agreement and Plan of Merger dated December 3, 2004 (the “Purchase Agreement”) between the Company, Pathology Associates, P.C., a New York professional corporation and the shareholders of Pathology Associates, pursuant to which the Company acquired Pathology Associates. Concurrently with the execution and delivery of the Purchase Agreement, Pathology Associates was merged with and into a wholly-owned subsidiary of the Company and all of the outstanding capital stock of Pathology Associates was exchanged for $34 million in cash and 1,666,667 shares of common stock of AmeriPath Holdings, Inc., a Delaware corporation (“AmeriPath Holdings”). The Purchase Agreement contained representations and warranties of the parties and other customary provisions and ancillary documents.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Purchase Agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the Purchase Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERIPATH, INC.

By:	/s/ David L. Redmond
David L. Redmond
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer and duly authorized
to sign this report on behalf of the Registrant)

Date: December 9, 2004